CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of RS Core Equity Fund, RS Small Cap Core Equity Fund, RS S&P 500 Index Fund, RS Equity Dividend Fund, RS International Growth Fund, RS Emerging Markets Fund, RS Investment Quality Bond Fund, RS Low Duration Bond Fund, RS High Yield Bond Fund, RS Tax-Exempt Fund, RS Money Market Fund, and RS Asset Allocation Fund, our report dated February 28, 2008 relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of RS Emerging Growth Fund, RS Growth Fund, RS Technology Fund, RS MidCap Opportunities Fund, RS Select Growth Fund, and RS Smaller Company Growth Fund, and our report dated February 28, 2008 relating to the financial statements and financial highlights which appear in the amended December 31, 2007 Annual Reports to Shareholders of RS Value Fund, RS Partners Fund, RS Investors Fund, RS Global Natural Resources Fund, and RS Large Cap Value Fund, except for the information contained in Note 2 relating to RS Partners Fund, RS Value Fund, RS Investors Fund, as to which the date is August 25, 2008, all of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 12, 2008